Exhibit 23(B)




                          CONSENT OF INDEPENDENT ACCOUNTANTS




               We consent to the incorporation by reference in the registration statements of Jersey Central Power & Light Company on Forms S-3 (File Nos. 33-49463, 33-57905 and 33-57905-01) of
          our report dated February 1, 1995, on our audits of the financial statements and financial statement schedule of Jersey Central Power & Light Company as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K, for the year ended December 31, 1994. Our report on such audits contains explanatory paragraphs related to a contingency which has resulted from the accident at Unit 2 of the Three Mile Island Nuclear Generating Station; the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," and the provisions of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" in 1993.




                                        COOPERS & LYBRAND L.L.P.



          New York, New York
          March 9, 1995